UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 2, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2006, SBA Senior Finance II LLC (“SBASF II”), an indirect wholly-owned subsidiary of SBA Communications Corporation, entered into a forward-starting interest rate swap agreement, with a notional amount of $100 million, with Lehman Brothers Special Financing Inc. to hedge the variability of future interest rates in anticipation of the issuance of debt which is expected to be issued on or before February 28, 2007 by an affiliate of SBA Communications Corporation. Under the swap agreement, SBASF II has agreed to pay a fixed interest rate of 5.394%, beginning on or before February 28, 2007 through February 28, 2012, in exchange for receiving floating payments based on three-month LIBOR on the same $100 million notional amount for the same five-year period. The swap agreement will be cash settled, in accordance with its terms, on or before February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer